Exhibit 10.2

Sagteс Finalizes Strategic AI Acquisition to Accelerate SaaS Revenue and Multi-Sector AI Deployment

Definitive Agreement Signed to Acquire 80% of Smart Bridge Technology, a Profitable Agentic AI Platform

KUALA LUMPUR, Malaysia, June 20, 2025 (GLOBE NEWSWIRE) – Sagtec Global Limited (NASDAQ: SAGT) (“Sagtec” or the “Company”), a next-generation provider of customizable AI and automation platforms, today announced the signing of a definitive Share Sale Agreement (SSA) to acquire an 80% equity stake in Smart Bridge Technology Limited (“Smart Bridge”), a rapidly scaling autonomous AI software company with proven profitability.

The acquisition, valued at 10x price-to-earnings (P/E) ratio, reinforces Sagtec’s strategic shift into an AI-first, SaaS-driven growth model. Closing remains subject to customary conditions and regulatory approvals.

Profitable AI Acquisition to Fuel SaaS Margin Expansion

Smart Bridge brings a profitable, enterprise-ready AI platform, having reported a net profit of US$2.1 million for FY2024. With successful deployments across fintech, retail, and logistics, its proprietary autonomous AI engine offers:

●	Advanced behavioural analytics and fraud detection

●	Intelligent decision automation

●	Real-time pricing, demand forecasting, and optimization tools

These capabilities seamlessly complement Sagtec’s hospitality and point-of-sale (POS) and hospitality infrastructure, enabling immediate integration and monetization through a unified AI stack.

Sagtec expects the acquisition to be immediately earnings-accretive, while accelerating its rollout of high-margin, subscription-based AI modules. Key applications include:

●	AI-powered upselling engines and dynamic menu optimization

●	Behavioural anomaly detection and real-time fraud prevention

●	Predictive inventory automation and demand planning

●	Modular AI toolkits adaptable for logistics, fintech, and hospitality sectors

This acquisition unlocks access to a combined total addressable market (TAM) exceeding US$130 billion. According to Markets and Markets, the global AI in retail market is projected to reach US$43 billion by 2032, driven by automation and personalized customer engagement. IDC forecasts that the SME-focused AI software segment will surpass US$25 billion as smaller enterprises increasingly adopt cost-effective intelligent tools. Meanwhile, Grand View Research estimates the intelligent point-of-sale (POS) and behavioral analytics market will exceed US$65 billion, fueled by digital transformation and enterprise optimization.

“This acquisition delivers the intelligence layer our platform needed. With Smart Bridge, we can now scale high-margin, cross-vertical AI solutions across our client base and unlock exponential value,” said Kevin Ng, Chairman, Executive Director, and Chief Executive Officer of Sagtec.

Strategic Integration and Product Launch Set for Q3 2025

Following the closure of the transaction, integration will begin immediately. Sagtec plans to launch its first AI-powered SaaS modules in the third quarter of 2025, beginning with the hospitality segment and expanding into fintech and logistics through its existing distribution network.

The transaction supports Sagtec’s commitment to driving scalable, recurring SaaS revenue, executing a disciplined AI-focused M&A strategy, and delivering long-term margin expansion and shareholder value creation.

The Company will provide further updates on its product roadmap, earnings impact, and regional expansion strategy during its upcoming half-year investor call.

About Sagtec Global Limited

Sagtec is a leading provider of customizable software solutions, primarily serving the Food & Beverage (F&B) sector. The Company also offers software development, data management, and social media management to enhance operational efficiency across various industries. Additionally, Sagtec operates power-bank charging stations at 300 locations across Malaysia through its subsidiary, CL Technology (International) Sdn Bhd.

For more information on the Company, please log on to https://www.sagtec-global.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. securities laws. These statements are not historical facts, but rather are based on the current expectations, assumptions, and projections of Sagtec Global Limited (the “Company”) regarding future events. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “seeks,” “may,” “will,” “should,” “could,” “estimates,” “potential,” or similar expressions, including the negative thereof.

These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to expand its regional presence, scale its Robotics-as-a-Service (RaaS) and Software-as-a-Service (SaaS) offerings, strengthen its AI software and automation infrastructure platforms, and commercialize its AI-powered service robotics; as well as broader risks relating to macroeconomic conditions, geopolitical developments, global health crises, competitive dynamics, and evolving data privacy and cybersecurity regulations.

The Company disclaims any obligation to update or revise any forward-looking statements contained herein, whether as a result of new information, future events, or otherwise, except as required under applicable law. Investors are cautioned not to place undue reliance on any such forward-looking statements.

Further information on these and other risks is included in the Company’s filings with the U.S.

Securities and Exchange Commission.

Contact Information:

Sagtec Global Limited Contact:

Ng Chen Lok

Chairman, Executive Director & Chief Executive Officer

Phone: +6011-6217 3661

Email: info@sagtec-global.com

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